Exhibit 10.9

SUPPLEMENTAL
PENSION AND RETIREMENT PLAN
OF
BENEFICIAL MUTUAL SAVINGS BANK
EFFECTIVE JULY 1, 1991

ARTICLE I

PURPOSE CLAUSE

This Plan is established solely for the purpose of providing benefits to certain employees of Beneficial Mutual Savings Bank which would have been payable to such employees under the Employees’ Pension and Retirement Plan of Beneficial Mutual Savings Bank but for the limitations placed on the amount of such benefits by Sections 401(a)(17) and 415 of the Internal Revenue Code. The Plan is intended to constitute an unfunded plan primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees.

ARTICLE II

DEFINITIONS

2.1    “Administrator” shall mean the Bank.

2.2    “Bank” shall mean Beneficial Mutual Savings Bank, and any successor or successors thereof.

2.3    “Code” shall mean the Internal Revenue Code of 1986, as from time to time amended.

2.4    “Effective Date” shall mean July 1, 1991.

2.5    “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as from time to time amended.

2.6    “Limitations” means the limitations set forth in Sections 401(a)(17) and 415 of the Code, as implemented by the terms of the Pension Plan.

2.7    “Participant” shall mean any President or Vice President of the Bank who is employed by the Bank on or after the Effective Date.

2.8    “Pension Plan” shall mean the Employees’ Pension and Retirement Plan of Beneficial Mutual Savings Bank, as from time to time amended.

2.9    “Plan” means this Supplemental Pension and Retirement Plan of Beneficial Mutual Savings Bank, as from time to time amended.

ARTICLE III

BENEFITS

3.1           (a)            A Participant who terminates employment with the Bank and is eligible to receive benefits under the Pension Plan immediately upon such termination shall receive benefits under this Plan equal to the excess, if any, of (i) the benefits which would have been payable to the Participant under the Pension Plan but for the Limitations, over (ii) the benefits actually payable under the Pension Plan.

(b)    Unless the Participant elects otherwise pursuant to Section 3.2, below, the benefits payable under this Section 3.1 shall be payable in the same form as the benefits payable under the Pension Plan, with each periodic payment to be made on the same date as each payment is made under the Pension Plan, or as soon as practicable thereafter.

3.2          (a)             If the Participant so elects, the benefits payable under this Plan shall be paid in one of the alternate forms of payment available under the Pension Plan other than the form of payment applicable to the Participant’s benefits under the Pension Plan. In that event, the amount of each periodic payment under this Plan shall be equal to the excess, if any, of (i) the benefits which would have been payable to the Participant under the Pension Plan but for the Limitations, if those benefits were paid in the form elected under this Plan, over (ii) the benefits which would have been payable under the Pension Plan, if those benefits were paid in the form elected under this Plan.

(b)            Any election under this Section 3.2 shall be in writing, in such form as the Administrator may require, and shall be effective only if submitted to the Administrator before the date on which the payment of benefits under the Pension Plan is scheduled to commence. If the form of benefit elected under this Section 3.2 is a joint and survivor annuity, the Participant’s election shall not be effective unless it identifies the beneficiary who shall receive the survivor’s annuity.

3.3            (a)            In the event of the death of a Participant prior to the commencement of benefits under the Pension Plan, and if the Participant’s surviving spouse or other beneficiary is entitled to receive a survivor’s benefit under the Pension Plan as a consequence thereof, the surviving spouse, or such other beneficiary, shall receive benefits equal to the excess, if any, of (i) the survivor’s benefits which would have been payable to the surviving spouse, or such other beneficiary, under the Pension Plan but for the Limitations, over (ii) the survivor’s benefits actually payable to the surviving spouse or such other beneficiary under the Pension Plan.

(b)            The benefit payable under this Section 3.3 shall be payable in the same form as the benefit payable under the Pension Plan, with each periodic payment to be made on the same date as each payment is made under the Pension Plan, or as soon as practicable thereafter.

ARTICLE IV

ADMINISTRATION

4.1    The Plan shall be administered by the Administrator, which shall have the authority to interpret the Plan, to determine eligibility hereunder, and to determine the nature and amount of benefits. Any construction or interpretation of the Plan and any determination of fact in administering the Plan made in good faith by the Administrator shall be final and conclusive for all Plan purposes.

4.2    (a)    The Administrator shall prescribe a form for the presentation of claims under the terms of this Plan.

(b)    Upon presentation to the Administrator of a claim on the prescribed form, the Administrator shall make a determination of the validity thereof. If the determination is adverse to the claimant, the Administrator shall furnish to the claimant within 90 days after the receipt of the claim a written notice setting forth the following:

(i)          the specific reason or reasons for the denial;

(ii)         specific references to pertinent provisions of the Plan on which the denial is based;
(iii)        a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

(iv)         appropriate information as to the steps to be taken if the claimant wishes to submit his or her claim for review.

(c)    In the event of a denial of a claim, the claimant or his or her duly authorized representative may appeal such denial to the Administrator for a full and fair review of the adverse determination. Claimant’s request for review must be in writing and made to the Administrator within 60 days after receipt by claimant of the written notification required under section 4.2(b); provided, however, such 60-day period shall be extended if circumstances so warrant. Claimant or his or her duly authorized representative may submit issues and comments in writing which shall be given full consideration by the Administrator in its review.

(d)    The Administrator may, in its sole discretion, conduct a hearing. A request for a hearing made by claimant will be given full consideration. At such hearing, the claimant shall be entitled to appear and present evidence and be represented by counsel.

(e)    A decision on a request for review shall be made by the Administrator not later than 60 days after receipt of the request; provided, however, in the event of a hearing or other special circumstances, such decision shall be made not later than 120 days after receipt. of such request. If it is necessary to extend the period of time for making a decision beyond 60 days after the receipt of the request, the claimant shall be notified in writing of the extension of time prior to the beginning of such extension.

(f)    The Administrator’s decision on review shall state in writing the specific reasons and references to the Plan provisions on which it is based. Such decision shall be promptly provided to the claimant. If the decision on review is not furnished in accordance with the foregoing, the claim shall be deemed denied on review.

ARTICLE V

AMENDMENT AND TERMINATION

5.1    The Bank may amend the Plan in any manner and at any time by action of the Board of Managers; provided, however, that no amendment shall deprive any Participant of any benefit accrued hereunder as of the date of adoption of such amendment as determined under Section 5.3, below.

5.2    The Bank reserves the right to terminate this Plan at any time, in which case the benefits payable to any Participant shall be limited to those accrued hereunder as of the effective date of termination, as determined under Section 5.3, below.

5.3    For purposes of Sections 5.1 and 5.2, above, the benefit accrued by a Participant as of the date of adoption of an amendment to the Plan or the effective date of termination of the Plan shall be computed under Section 3.1 as if the Participant has terminated employment with the Bank on such date, and under Section 3.3 as if the Participant had died on such date, and shall be payable in such manner and at such times specified in Article III, above; provided, however, that in no event shall the amount so computed exceed the excess, if any, of (a) the benefit which would ultimately be payable to the Participant, or his surviving spouse or other beneficiary, as the case nay be, under the Pension Plan but for the Limitations, over (b) the benefit which is ultimately payable to the Participant, or his surviving spouse or other beneficiary, as the case may be, under the Pension Plan.

ARTICLE VI

MISCELLANEOUS

6.1    Nothing contained herein shall be construed as providing for assets to be held in trust or escrow or any other form of asset segregation for the Participant, the Participant’s surviving spouse or other beneficiary, the Participant’s only interest being the right to receive benefits set forth herein. To the extent that the Participant or any other person acquires a right to receive benefits under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Bank.

6.2    Nothing contained in this Plan shall be construed as a contract of employment between the Bank and any Participant, or as a right of any Participant to be continued in employment of the Bank, or as a limitation on the right of the Bank to discharge any of its employees, with or without cause.

6.3    The benefits payable hereunder or the right to receive future benefits under the Plan may not be anticipated, alienated, pledged, encumbered, or subject to any charge or legal process.

6.4    This Plan shall be interpreted in accordance with the laws of the Commonwealth of Pennsylvania, except to the extent superseded by ERISA,

IN WITNESS WHEREOF, the Bank has caused this instrument to be executed by its authorized officers and its corporate seal to be impressed hereon this 1st day of July, 1991.

Attest:	BENEFICIAL MUTUAL SAVINGS BANK

__________________________	By: _________________________________
[Seal]

THIS TRUST AGREEMENT, made and entered into as of this 1st day of July, 1991, by and between Beneficial Mutual Savings Bank, a banking corporation organized under the laws of Pennsylvania, hereinafter referred to as the “Bank,” and Ignatius J. Horstmann, II, R. Joseph Barnes, Jr., Daniel J. Haley, Jr., Thomas F. Hayes, Paul M. Henkels, William J. Henrich, Jt., Michael J. Morris and Robert J. Seider, hereinafter referred to individually or collectively as “Trustee,” as the context requires.

W I T N E S S E T H      T H A T:

WHEREAS,

(1)    The Bank has established the Supplemental Pension and Retirement Plan of Beneficial Mutual Savings Bank (the “Plan”) to provide retirement income and other benefits (the “Benefits”) for certain employees of the Bank, all as set forth in the Plan;

(2)    The Plan is intended to constitute an unfunded plan primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees;

(3)    The Bank has retained certain responsibilities as set forth in’ the Plan or in this Trust Agreement:

(4)    The amount and timing of the Benefits to which the. Participants in the Plan and their beneficiaries (hereinafter referred to, collectively, as “Trust Beneficiaries”) are or may become entitled shall be spe6ified from time to time by the Bank pursuant to written instructions to the Trustee;

(5)    The Bank wishes to establish, pursuant to this Trust Agreement, a trust fund to aid it in accumulating the amounts necessary to satisfy its contractual liability to pay Benefits under the terms of the Plan, and for that purpose the Bank presently intends to make contributions to this trust from time to time to be applied in payment of the Bank’s obligations under the Plan;

(6)    The Bank is obliged to pay all Benefits from its general assets to the extent not paid by this trust, and the Bank understands that establishment of this trust shall not reduce or otherwise affect the Bank’s continuing liability to pay Benefits from such assets, except that the Bank’s liability shall be offset by actual benefit payments made by this trust; and

(7)    The trust established by this Trust Agreement is intended to be a “grantor trust” with the result that the corpus and income of the trust are to be treated as assets and income of the Bank pursuant to Sections 671 through 679 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”);

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the Bank and the Trustee declare and agree as follows:

SECTION 1.    Establishment and Title of the Trust.

 1.1    The Bank hereby establishes with the Trustee a trust to accept such sums of money and other property acceptable to the Trustee as from time to time shall be paid or delivered to the Trustee. All such money and other property, all investments and reinvestments made therewith or proceeds thereof and all earnings and profits thereon that are not paid to the Bank as provided in this Trust Agreement, less all payments and charges as authorized herein, are hereinafter referred to as the “Trust Fund”. The Trust Fund shall be held by the Trustee and shall be dealt with in accordance with the provisions of this Trust Agreement. The Trust Fund shall be held for the exclusive purpose of providing payments to Trust Beneficiaries in accordance with the provisions of the Plan as directed by the Bank and defraying reasonable expenses of administration in accordance with the provisions of this Trust Agreement until all such payments required by this Trust Agreement have been made; provided, however, that, notwithstanding any other provision of this Trust Agreement, the Trust Fund shall at all times be subject to the claims of the general creditors of the Bank as set forth in Section 8 of this Trust Agreement.

SECTION 2.    Acceptance by the Trustee.

 2.1    The Trustee accepts the Trust established under this Trust Agreement on the terms and subject to the provisions set forth herein, and it agrees to discharge and perform fully and faithfully all of the duties and obligations imposed upon it under this Trust Agreement.

SECTION 3.    Limitation on Use of Funds.

 3.1    No part of the corpus or income of the Trust Fund shall be recoverable by the Bank or used for any purpose other than for the exclusive purpose of providing payments to Trust Beneficiaries and defraying reasonable expenses of administration in accordance with the provisions of this Trust Agreement until all such payments required by this Trust Agreement have been made; provided, however, that (i) nothing in this Section 3.1 shall be deemed to limit or otherwise prevent the payment from the Trust Fund of reasonable expenses and other charges as provided in Sections 10.1 and 10.2 of this Trust Agreement or the application of the Trust Fund as provided in Sections 6.3 or 14.1 of this Trust Agreement and (ii) the Trust Fund shall at all times be subject to the claims of the general creditors of the Bank as set forth in Section 8 of this Trust Agreement. Notwithstanding any provisions of this Trust Agreement to the contrary, the Bank shall at all times have the power to reacquire all or any portion of the assets then constituting the Trust Fund by simultaneously delivering to the Trustee, in substitution therefor, readily marketable securities (meeting the requirements of Section 4.1 of this Trust Agreement) of an equivalent market value, net of any costs of disposition, and such other securities shall, upon such delivery and substitution, constitute the Trust Fund, or a portion thereof, as the case may be.

SECTION 4.    Duties and Powers of the Trustee with Respect to Investments.

 4.1    It shall be the duty of the Trustee to hold the Trust Fund in trust as provided in this Trust Agreement; to manage, invest and reinvest the principal and income of the Trust Fund and keep the Trust Fund invested, in its sole and complete discretion, without distinction between principal and income, and distribute and otherwise deal with the same pursuant to the provisions of this Trust Agreement. The Trustee in making and holding investments shall not be restricted to those investments which are authorized by the law of the Commonwealth of Pennsylvania for the investment of trust funds.

SECTION 5.    Additional Powers and Duties of the Trustee.

 5.1    The Trustee shall have the following additional powers and authority with respect to all property constituting a part of the Trust Fund:

5.1(a)  To retain, sell, exchange, manage, lend, improve, or transfer or otherwise dispose of any such property at public or private sale for cash or on credit.

5.1(b)  To participate in any plan of reorganiza-tion, consolidation, merger, combination, liquidation or other similar plan relating to any such property, and to consent to or oppose any such plan or any action thereunder, or any contract, lease, mortgage, purchase, sale or other action by any corporation or other entity.

5.1(c)  To deposit any such property with any protective, reorganization or similar committee; to delegate discretionary power to any such committee; and to pay part of the expenses and compensation of any such committee and any .assessments levied with respect to any property so deposited.

5.1(d)  To exercise any conversion privilege or subscription right available in connection with any such property; to oppose or to consent to the reorganization, consolidation, merger or readjustment of the finances of any corporation, company or association, or to the sale, mortgage, pledge or lease of the property of any corporation, company or association any of the securities of which may at any time be held in the Trust Fund and to do any act with reference thereto, including the exercise of options, the making of agreements or subscriptions and the payment of expenses, assessments or subscriptions, which may be deemed necessary or advisable in connection therewith, and to hold and retain any securities or other property which it may so acquire.

5.1(e)  To commence or defend suits or legal proceedings and to represent the Trust in all suits or legal proceedings; to settle, compromise or submit to arbitration any claims, debts or damages, due or owing to or from the Trust; provided, however, that the Trustee shall notify the Bank of all such suits, legal proceedings and claims and shall obtain the written consent of the Bank before settling, compromising or submitting to binding arbitration any claim, suit or legal proceeding of any nature whatsoever, which consent shall not unreasonably be withheld.

5.1(f)  To exercise, personally or by general or limited power of attorney, any right, including the right to vote, appurtenant to any securities or other such property.

5.1(g)  To borrow money from any lender in such amounts and upon such terms and conditions as shall be deemed advisable or proper to carry out the purposes of the Trust and to pledge any securities or other property for the repayment of any such loan.

5.1(h)  To hold mortgages (including deeds of trust) in its own name or in the name of a nominee of the Trustee, with or without the addition of words indicating that any such mortgage is held in a fiduciary capacity, and to cause to be formed a corporation, partnership, trust or other entity to hold title to any mortgage with the aforesaid powers, all upon such terms and conditions as may be deemed advisable; to renew or extend or participate in the renewal or extension of any mortgage, and to agree to a reduction in the rate of interest on any mortgage or to any other modification or change in the terms of any mortgage or of any guarantee pertaining thereto, in any manner and to any extent that may be deemed advisable for the protection of the Trust Fund or the preservation of any covenant or condition of any mortgage or in the performance of any guarantee or to enforce any default in such manner and to such extent as may be deemed advisable; and to exercise and enforce any and all rights of foreclosure, to bid on any property on foreclosure, to take a deed in lieu of foreclosure with or without paying a consideration therefor and in connection therewith to release the obligation on the note or bond secured by such mortgage, and to exercise and enforce in any action, suit or proceeding at law or in equity any rights or remedies in respect of any such mortgage or guarantee.

5.1(i)  To engage any legal counsel, including counsel to the Bank, any actuary, or any other suitable agents, to consult with such counsel, actuary, or agents with respect to the construction of this Trust Agreement, the duties of the Trustee hereunder, the transactions contemplated by this Trust Agreement or any act which the Trustee proposes to take or omit, to rely upon the advice of such counsel, actuary or agents, and to pay their respective reasonable fees, expenses and compensation on written notice to the Bank.

5.1(j)  To register any securities held by the Trustee in its own name or in the name of a nominee of the Trustee or any custodian of such property, including the nominee of any system for the central handling of securities, with or without the addition of words indicating that such securities are held in a fiduciary capacity; to deposit or arrange for the deposit of any such securities with such a system and to hold any securities in bearer form, provided that the Trustee shall at all times remain responsible for the safe custody and disposition of the Trust Fund.

5.1(k)  To make, execute and deliver, as Trustee, any and all deeds, leases, notes, bonds, guarantees, mortgages, conveyances, contracts, waivers, releases or other instruments in writing necessary or proper for the accomplishment of any of the foregoing powers.

5.1(1)  Upon the written direction of the Bank, to transfer assets of the Trust Fund to a successor trustee as provided in Section 12.3.

5.1(m)  To hold assets in time or demand deposits including deposits with the Bank, such deposits to pay a reasonable amount of interest.

5.1(n)  To exercise, generally, any of the powers which an individual owner might exercise in connection with property either real, personal or mixed held by the Trust Fund, and to do all other acts that the Trustee may deem necessary or proper to carry out any of the powers set forth in this Section 5 or otherwise in the best interests of the Trust Fund.

5.2    For purposes of this Trust Agreement, “fiscal year” means the 12-consecutive month period ending on June 30 of each calendar year.

SECTION 6.    Payments by the Trustee.

 6.1    Neither the establishment of the Trust Fund, nor the payment or delivery to the Trustee of money or other property acceptable to the Trustee, nor the accrual of any benefits under the Plan, shall vest in any Trust Beneficiary any right, title or interest in and to the Trust Fund.

 6.2    Solely out of the Trust Fund and with no obligation otherwise to make such payments, the Trustee shall make payments of Benefits to the Trust Beneficiaries, at the time and in the manner prescribed by the Bank pursuant to written instructions to the Trustee.

 6.3    Except as provided in Section 8 but notwithstanding any other provision of this Trust Agreement to the contrary, if at any time the trust established hereunder is determined by the Internal Revenue Service (the “IRS”) not to be a “grantor trust” with the result that the income of the Trust Fund is not treated as income of the Bank pursuant to Sections 671 through 679 of the Code, or if a federal tax is finally determined by the IRS or if the Trustee receives an opinion of counsel satisfactory to it to the effect that a federal tax is payable by one or more Trust Beneficiaries in respect of their Benefits payable from the trust, prior to the final payment of Benefits to such Trust Beneficiary or Trust Beneficiaries, then the trust shall immediately terminate and subject to Section 10, the Benefits payable under this Trust Agreement for each Trust Beneficiary shall be paid in a lump cash sum as soon as practicable by the Trustee to such Trust Beneficiary, regardless of whether such Trust Beneficiary’s employment with the Bank has terminated and regardless of the form and time of payment specified by the Bank or pursuant to the Plan. Any remaining assets (less any expenses or costs due under Section 10 of this Trust Agreement) shall then be paid by the Trustee to the Bank. If a federal tax is finally determined by the IRS or if the Trustee receives an opinion of counsel satisfactory to it to the effect that a federal tax is payable by one or more of the Trust Beneficiaries with respect to less than the entire value of the Benefits payable under the Trust Fund for all Trust Beneficiaries, prior to the payment of the Benefits payable under the Trust Fund which are subject to federal tax, then that part of the assets of the Trust Fund which is subject to federal tax shall be liquidated as directed by the Bank in writing in the amount necessary to pay the tax and paid in a lump cash sum as so directed and as soon as practicable by the Trustee to the Trust Beneficiary upon whom such tax is imposed, and the trust shall continue in effect.

 6.4    Notwithstanding anything in this Trust Agreement to the contrary, the Bank shall remain primarily liable to pay the Benefits, provided that the Trustee shall be required to make the payments set forth in written instructions from the Bank in accordance with the terms of this Trust Agreement solely out of the Trust Fund and with no obligation otherwise to make such payment. However, the Bank’s liability under the Plan shall be reduced or offset to the extent Benefits are paid from the Trust Fund.

 6.5    The Trustee shall deduct from each payment under this Trust Agreement any Federal, state or local withholding or other taxes or charges which the Trustee may be required to deduct under applicable laws; provided, however, that the Trustee shall be fully protected in relying upon information provided to the Trustee by the Bank, as may be reasonably requested by the Trustee, as to Federal, state or local withholding requirements.

SECTION 7.    Funding of the Trust.

 7.1    The initial contribution by the Bank to the Trust Fund is hereby acknowledged by the Trustee.

 7.2    The Bank shall contribute to the Trust Fund such amounts as it shall from time to time determine necessary to provide the Benefits in accordance with the Plan, plus the expenses and other charges which have been accrued by the Trustee in respect of the Trust Fund and not paid by the Bank to the Trustee, as provided in Section 10 of this Trust Agreement. The Trustee shall be under no obligation to collect or enforce the collection of any such contribution.

SECTION 8.    Trustee Responsibility Regarding Payments to Trust Beneficiaries When Bank Insolvent.

 8.1    (a)    The Board of Managers and the President of the Bank shall have the duty to inform the Trustee in writing if the Bank becomes “Insolvent,” as hereinafter defined. When so informed, the Trustee shall immediately discontinue payments of Benefits to Trust Beneficiaries and of net income to the Bank, and will hold assets for the benefit of the Bank’s general creditors. The Bank shall be considered “Insolvent” for purposes of this Trust Agreement in the event of either of the following items (i) through (vi): (i) the Bank’s inability to pay debts as they mature; (ii) a general assignment for the benefit of the Bank’s creditors; (iii) the voluntary commencement by the Bank of any proceeding under Title 11 of the United States Code or any other law of any jurisdiction for the relief, liquidation or rehabilitation of debtors (all of which proceedings are hereinafter collectively referred to as “Insolvency Proceedings”);

(iv) the making of an admission by the Bank of any of the material allegations of or consenting to or acquiescing in a petition, application, motion or complaint commencing an Insolvency Proceeding or the seeking by the Bank of the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar official of or for it or of or for a substantial part of its assets; (v) the involuntary commencement of an Insolvency Proceeding against the Bank; or (vi) the appointment of or taking of possession by any other governmental entity or authority or by a receiver, custodian, trustee, liquidator or similar official of or for the Bank or of or for a substantial part of its assets. In the event that the Trustee is served with any order, process or paper from which it appears that an allegation to the effect that the Bank is Insolvent has been made in a judicial proceeding the Trustee shall immediately discontinue payments of Benefits to Trust Beneficiaries and of net income to the Bank, and will hold assets for the benefit of the Bank’s general creditors. Nothing in this Trust Agreement shall in any way enlarge or diminish the rights of the Trust Beneficiaries in the event the Bank is Insolvent to pursue their rights as general creditors of the Bank with respect to their Benefits or otherwise.

(b)    The Trustee shall resume payment of Benefits under this Trust Agreement only upon receipt of an order of a court of competent jurisdiction requiring such payment or upon the Trustee’s actual knowledge of a current report or statement from a nationally recognized credit reporting agency or other reliable source (as hereinafter defined) to the effect that the Bank is not Insolvent; provided, however, that in the event payment of Benefits was discontinued by reason of a court order or injunction, the Trustee shall resume payment of benefits only upon receipt of an order of a court of competent jurisdiction requiring such payment. For purposes of this Trust Agreement, a public statement issued by the Bank or a periodical or general circulation, including, but not limited to, The New York Times or The Wall Street Journal, shall be deemed to be reliable sources.

 8.2    In the event that the Bank is Insolvent, the Trustee shall deliver any undistributed principal and income of the Trust Fund to satisfy claims of the Bank’s general creditors as directed by a court of competent jurisdiction.

 8.3    If the Trustee discontinues payments of Benefits from the Trust pursuant to Section 8.1 of this Trust Agreement and subsequently resumes such payments, the first payment to each Trust Beneficiary following such discontinuance shall. include the aggregate amount of all payments which would have been made to such Trust Beneficiary in accordance with written instructions from the Bank during the period of such discontinuance without interest, less the aggregate amount of payments of Benefits, if any, certified by the Bank in writing as having been made to such Trust Beneficiary by the Bank during any such period of discontinuance. In the event that the Trustee has not received such certification prior to making a payment hereunder, the Trustee shall be entitled to make such payment as if the Bank has not made any such payments.

SECTION 9.    Third Parties.

 9.1    A third party dealing with the Trustee shall not be required to make inquiry as to the authority of the Trustee to take any action nor be under any obligation to see to the proper application by the Trustee of the proceeds of sale of any property sold by the Trustee or to inquire into the validity or propriety of any act of the Trustee.

SECTION 10.          Taxes, Expenses and Compensation.

 10.1    The Bank shall from time to time pay taxes of any and all kinds whatsoever which at any time are lawfully levied or assessed upon or become payable in respect of the Trust Fund, the income or any property forming a part thereof, or any security transaction pertaining thereto. To the extent that any taxes lawfully levied or assessed upon the Trust Fund are not paid by the Bank, the Trustee shall pay such taxes out of the Trust Fund. The Trustee shall at the Bank’s expense, contest the validity of any such taxes in any manner deemed appropriate by the Bank or its counsel but only if it has received security to its satisfaction with respect to the expense of such contest; provided, however, that the Trustee shall have no obligation to contest any such taxes if it provides notice to the Bank that it declines to so contest. Notwithstanding the foregoing proviso, if following the delivery of such notice to the Bank, the Bank again directs the Trustee in writing to contest the validity of any such taxes (and provides the requisite security for expenses), the Trustee shall have no obligation to contest any such taxes if it receives an opinion of counsel of its choice to the effect that there is no basis in law or fact for such contest. In the event that the Bank does not pay any expense of such contest, the Trustee shall pay such expense, be reimbursed out of the Trust Fund and shall have the lien against the Trust Fund for such reimbursement. In the alternative, the Bank may itself directly contest the validity of any such taxes.

 10.2    The Bank shall pay the reasonable expenses incurred by the Trustee in the performance of its duties under this Trust Agreement, including, but not limited to, reasonable fees of counsel engaged by the Trustee. Such reasonable compensation and expenses shall be charged against and paid from the Trust Fund to the extent the Bank does not pay such compensation and expenses.

 10.3    The individual Trustees shall not receive compensation for their services.

SECTION 11.          Administration and Records.

 11.1    The Trustee shall keep or cause to be kept accurate and detailed accounts of any investments, receipts, disbursements and other transactions under this Trust Agreement and all necessary and appropriate records required to identify correctly and reflect accurately the interests, if any, of the trust in any commingled investment account. All accounts, books and records relating thereto shall be open to inspection and audit at all reasonable times by any person designated by the Bank.

 11.2    As soon as practicable after the close of each fiscal year, but in no event later than 60 days after such date, and as soon as practicable after the termination of the Trust, but in no event later than 60 days after such termination, the Trustee shall file with the Bank a written account setting forth all investments, receipts, disbursements and other transactions effected by it during the fiscal year, or during the period from the close of the most recent fiscal year to the date of such termination, including a description of all investments and securities purchased and sold showing all cash, securities and other property held at the end of such period. Upon the expiration of 90 days from the date of filing such account, the Trustee shall, to the extent permitted by applicable law, be released and discharged from all liability and accountability with respect to the propriety of its acts and transactions shown in such account except with respect to any such acts or transactions as to which the Bank shall within such 90-day period file with the Trustee written objections.

 11.3    The Trustee shall from time to time permit an independent public accountant selected by the Bank to have access during ordinary business hours to such records as may be necessary to audit the Trustee’s accounts.

 11.4    As of the last day of each fiscal year, the market value of the assets held in the Trust Fund shall be determined. As soon as practicable after the close of each fiscal year, but in no event later than 60 days after such date, the Trustee shall file with the Bank and a written report of the determination of such market value of the assets held in the Trust Fund.

 11.5    Nothing contained in this Trust Agreement shall be construed as depriving the Trustee or the Bank the right to have a judicial settlement of the Trustee’s accounts, and upon any proceeding for a judicial settlement of the Trustee’s accounts or for instructions the only necessary parties thereto in addition to the Trustee shall be the Bank.

 11.6    In addition to any returns required of the Trustee by law, the Trustee shall prepare and file such tax reports and other returns as may be agreed upon by the Bank and the Trustee.

SECTION 12.          Removal or Resignation of a Trustee and Designation of Successor Trustee.

 12.1    At any time the Bank may remove an individual Trustee with or without stated cause, upon at least 60 days’ written notice to the Trustee, unless such advance notice period is waived by the Trustee.

 12.2    An individual Trustee may resign at any time upon at least 60 days’ written notice to the Bank unless such advance notice period is waived by the Bank.

 12.3    In the event of such notice of removal or resignation of the Trustee, the Bank may, within a reasonable period of time, designate a successor trustee qualified to act under this Trust Agreement; provided, however, that the Bank shall not be required to designate a successor trustee so long as there remains at least one individual Trustee following such resignation or removal. Each such successor trustee, during such period as it shall act as such, shall have the powers and duties herein conferred upon the Trustee, and the word “Trustee” wherever used herein, except where the context otherwise requires, shall be deemed to include any successor trustee.

SECTION 13.         Enforcement of Trust Agreement and Legal Proceedings.

 13.1    The Bank shall have the right to enforce any provision of this Trust Agreement. In any action or proceedings affecting the Trust Fund the only necessary parties shall be the Bank and the Trustee and, except as otherwise required by applicable law, no other person shall be entitled to any notice or service of process. Any judgment entered in such an action or proceeding shall to the maximum extent permitted by applicable law be binding and conclusive on all persons having or claiming to have any interest in the Trust Fund.

SECTION 14.          Termination.

 14.1    The trust established hereunder shall terminate when all payments which have or may become payable pursuant to the terms of the Trust Agreement have been made or the ‘Trust Fund has been exhausted or the Trust terminates pursuant to Section 12.3, and any remaining assets shall then be paid by Trustee to the Bank.

SECTION 15.  Amendments.

 15.1    The Bank may from time to time amend or modify, in whole or in part, any or all of the provisions of this Trust Agreement with the written consent of the Trustee, but without the consent of any Trust Beneficiary, except that Sections 1, 3, 6, 7, 13, 14 and 15 of this Trust Agreement may be amended only with the consent of each Trust Beneficiary for whom Benefits are payable hereunder; and all provided that (i) no amendment shall be permitted which would cause the trust to cease to constitute a grantor trust as described in Section 6.3 of this Trust Agreement and (ii) no amendment may be made which would reduce or adversely affect the amount or timing of payments of Benefits of such Trust Beneficiary as prescribed by the Bank in written instructions to the Trustee, without the consent of such Trust Beneficiary, unless it is for the purpose of correcting an arithmetic or computational mistake of fact as determined by the Bank and so certified to the Trustee by the Bank.

 15.2    The Bank and the Trustee shall execute such supplements to, or amendments of, this Trust Agreement as shall be necessary to give effect to any such amendment or modification.

SECTION 16.          Nonalienation.

 16.1    Except insofar as applicable law may otherwise require and subject to Sections 1, 3 and 8 of this Trust Agreement, (1) no amount payable to or in respect of any Trust Beneficiary at any time under the trust shall be subject in any manner to alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge or encumbrance of any kind, and any attempt to so alienate, sell, transfer, assign, pledge, attach, charge or otherwise encumber any such amount, whether presently or thereafter payable, shall be void; and (ii) the Trust Fund shall in no manner be liable for or subject to the debts or liabilities of any Trust Beneficiary.

SECTION 17.          Communications.

 17.1    No communication shall be binding on the Trustee until it is received by the Trustee, and no communication shall be binding on the Bank until it is received by the Bank.

 17.2    Any action of the Bank pursuant to this Trust Agreement, including all orders, requests, directions, instructions, approvals and objections of the Bank to the Trustee, shall be in writing, signed respectively, on behalf of the Bank by any duly authorized officer of the Bank. Any action by a Trust Beneficiary shall be in writing. The Trustee may rely on, and will be protected with respect to any such action taken or omitted in reliance on, any information, order, request, direction, instruction, approval, objection, certificate or list delivered to the Trustee by the Bank or, to the extent applicable under this Trust Agreement, by a Trust Beneficiary.

SECTION 18.          Miscellaneous Provisions.

 18.1    This Trust Agreement shall be binding upon and inure to the benefit of the Bank and the Trustee and their respective successors and assigns.

 18.2    The Trustee shall be under no duties except those as are specifically set forth as such in this Agreement and no implied covenant or obligation will be read in this Agreement against the Trustee. The Trustee shall have no responsibility with respect to the administration or operation of the. Plan and such responsibility shall be that of the Bank. The Trustee shall be fully protected in acting upon any instrument, certificate or paper supplied to it in accordance with the terms of this Trust Agreement and reasonably believed by it to be genuine and to be signed or presented by the proper person or persons, and the Trustee shall be under no duty to make any investigation or inquiry as to any statement contained in any such writing but may accept same as conclusive evidence of the truth and accuracy of the statements therein contained. The Bank shall indemnify and save harmless the Trustee and its agents from and against any and all losses, liabilities (including liabilities for penalties), actions, suits, judgments, demands, damages, costs and expenses, (including, without limitations, attorneys’ fees and expenses) of any nature arising from or relating to any action by or any failure to act by the Trustee, its officers, employees and agents for the transactions contemplated by this Trust Agreement including, but not limited to, any claim made by a Trust Beneficiary with respect to payments made or to be made by the Trustee except to the extent that any such loss, liability, action, suit, judgment, demand, damage, cost or expense is the result of the Trustee’s negligence or wilful misconduct of the Trustee, its officers, employees or agents. To the extent that the Bank does not fulfill its obligations under the foregoing provisions of this Section 18.2, the Trustee shall be reimbursed out of the assets of the Trust Fund or may set up reasonable reserve for the payment of such obligations.

 18.3    Each Trust Beneficiary shall file with the Bank (which will advise the Trustee thereof in writing) such pertinent information concerning himself, and any other person as the Trustee shall specify, and no person shall have any rights or be entitled to any benefits under the trust unless such information is filed by or with respect to such person.

 18.4    Titles to the Sections of this Trust Agreement are included for convenience only and shall not control the meaning or interpretation of any provision of this Trust Agreement.

 18.5    This Trust Agreement and the Trust Fund established hereunder shall be governed by and construed, enforced, and administered in accordance with the laws of the Commonwealth of Pennsylvania and the Trustee shall be liable to account only in the courts of the Commonwealth of Pennsylvania.

 18.6    This Trust Agreement may be executed in any number of counterparts, each of which shall be deemed to be the original although the others shall not be produced.

IN WITNESS WHEREOF, this Trust Agreement has been duly executed by the parties hereto as of the day and year first above written.

Attest:	BENEFICIAL MUTUAL SAVINGS BANK

____________________________	By: ____________________________
Secretary

Witness:
____________________________	____________________________
Trustee
Witness:

____________________________	____________________________
Trustee
Witness:

____________________________	____________________________
Trustee
Witness:

____________________________	____________________________
Trustee
Witness:

____________________________	____________________________
Trustee
Witness:

____________________________	____________________________
Trustee
Witness:

____________________________	____________________________
Trustee
Witness:

____________________________	____________________________
Trustee

AMENDMENT NO. 1
TO THE
SUPPLEMENTAL PENSION AND RETIREMENT PLAN
OF BENEFICIAL MUTUAL SAVINGS BANK
EFFECTIVE JULY I, 1991

This Amendment is made this ___ day of _________, 1998 by Beneficial Mutual Savings Bank (the “Bank”).

W I T N E S S E T H:

WHEREAS, the Bank adopted the Supplemental Pension and Retirement Plan of Beneficial Mutual Savings Bank (“Supplemental Plan”), effective as of July 1, 1991, to provide benefits to certain officers of the Bank which would have been payable to them under the Employees’ Pension and Retirement Plan of Beneficial Mutual Savings Bank but for the limitations under the Internal Revenue Code (“Code”); and

WHEREAS, the Bank adopted the Beneficial Mutual Savings Bank Elective Deferred Compensation Plan, effective October 1, 1996, to enable certain officers of the Bank to defer the receipt of compensation that they cannot otherwise contribute to the Bank’s 401(k) Savings Plan because of the limitations of the Code; and

WHEREAS, the Employees’ Pension and Retirement Plan (“Qualified Plan”) and the Supplemental Plan do not count an officer’s deferred compensation for purposes of determining benefits; and

WHEREAS, the Bank desires to amend the Supplemental Plan to provide for the payment of benefits which would have been payable to them under the Qualified Plan if such Plan included an officer’s deferred compensation as compensation for purposes of determining benefits.

NOW, THEREFORE, BE IT RESOLVED, that the Bank hereby amends the Supplemental Pension and Retirement Plan of Beneficial Mutual Savings Bank, effective as of October 1, 1996, as follows:

1.    Section 2.10 is added to the Plan to read as follows:

“2.10 “Deferred Compensation Plan” means the. Beneficial Mutual Savings Bank Elective Deferred Compensation Plan, as from time to time amended.”

2.    Section 3.1(a) is amended to read as follows:

“A Participant who terminates employment with the Bank and is eligible to receive benefits under the Pension Plan immediately upon such termination shall receive benefits under this Plan equal to the excess, if any, of (i) the benefits which would have been payable to the Participant under the Pension Plan if (A) the Limitations were not applicable and (B) the Participant’s deferred compensation under the Deferred Compensation Plan were counted as Compensation under the Pension Plan, over (ii) benefits actually payable under the Pension Plan.”

IN WITNESS WHEREOF, the Bank has caused this Amendment to be executed by its duly authorized officers the date and year first written above.

Attest:	BENEFICIAL MUTUAL SAVINGS BANK

____________________________	By:____________________________